Exhibit 99.1

PENN Entertainment Reports First Quarter Results
WYOMISSING, PA (May 2, 2024) - PENN Entertainment, Inc. (“PENN” or the “Company”) (Nasdaq: PENN) today reported financial results for the three months ended March 31, 2024.
Jay Snowden, Chief Executive Officer and President, said: “Our property level performance showed resilience this quarter, with stable trends continuing into April following portfolio-wide severe weather through mid-February. Meanwhile, ESPN BET continues to drive strong top of funnel demand due to the reach and affinity for the ESPN brand, which led to record online sports betting handle and iCasino gross gaming revenue in the quarter. However, Interactive segment results were negatively impacted primarily by unfavorable hold from major sporting events. We look forward to unveiling additional product enhancements and unique media integrations with ESPN ahead of the 2024 football season. Our improved online product offering will help engage, reactivate, and retain our expanding database, while also advancing our strategy to create a highly differentiated experience for sports fans and sports bettors.
PENN Interactive Leadership
“To accelerate our technology and product improvements, we recently announced the hiring of Aaron LaBerge as the Company’s Chief Technology Officer,” said Mr. Snowden. “Mr. LaBerge brings more than 20 years of experience at The Walt Disney Company, most recently serving as the CTO for both Disney Entertainment and ESPN. In his new role, he will be responsible for driving technology strategy and execution for PENN, while leading a multinational team of technologists and serving as the key business leader for the Company’s Interactive division. We are incredibly excited about the arrival of Mr. LaBerge, who is uniquely qualified to help us create a best-in-class digital experience for our customers, while further deepening our connections and integrations with ESPN.
Resilient Core Business
Property level highlights1:
•Revenues of $1.4 billion;
•Adjusted EBITDAR of $479.0 million; and
•Adjusted EBITDAR margins of 34.1%.

1 Property level consists of retail operating segments which are composed of our Northeast, South, West, and Midwest reportable segments.

“Weather events in January and early February impacted all our regional property segments; however, both visitation and volumes subsequently rebounded with stable trends continuing into April. Strength in our mid-worth and VIP customer segments offset impacts from known new supply and relative softness in our lower worth and unrated customer segments. Our talented operators continue to drive strong performance by leveraging our industry leading customer loyalty program, PENN Play™, our market leading retail sportsbook offerings, and highly efficient capital improvements. Across the portfolio, we continue to capitalize on cross-sell opportunities from our retail sportsbooks, which has helped sustain our momentum in our Ohio properties and re-energize properties such as Plainridge Park in Massachusetts and Hollywood Casino at Kansas Speedway. And with winter now behind us, we are seeing great progress with our four growth projects, all of which remain on budget and on schedule.
ESPN BET Positioned for Growth
Interactive Segment highlights:
•Revenues of $207.7 million (including tax gross up of $116.6 million); and
•Adjusted EBITDA loss of $196.0 million.
“ESPN BET continued to attract new users this quarter while maintaining a disciplined approach to promotions and marketing expenses; however, our financial results were impacted by lower-than-expected hold and spend per user. On March 11, we launched ESPN BET in North Carolina with a VIP event featuring ESPN’s Stephen A. Smith, highlighting our opportunity to leverage key talent at ESPN. Our Hollywood Greektown property in Detroit was also the home of several ESPN broadcasts during the NFL draft held last week. While we are pleased with the early ESPN BET adoption and engagement results, our focus heading into this football season will be on enhancing our product offerings, including a refreshed home screen and expanded parlay offerings. Simultaneously, with our partners at ESPN, we will reveal additional ESPN BET media integrations within their digital media app and industry leading fantasy product. We believe our enhanced product offering and media integrations will result in superior experiences for our customers, leading to higher retention, share of wallet, and spend per user.”
Liquidity and Financial Position
Total liquidity as of March 31, 2024 was $1.9 billion inclusive of $903.6 million in Cash and cash equivalents. Traditional net debt as of the end of the quarter was $1.7 billion.
ESG – Caring for our People, our Communities and our Planet
“On April 23rd, we issued our 2023 Corporate Social Responsibility Report, which details the significant progress PENN has made in advancing our Environmental, Social and Governance (“ESG”) initiatives over the last year. More recently, we celebrated Black History Month in February by holding numerous events across the company to drive open and meaningful conversation around Diversity, Equity & Inclusion. One of our most popular panels featured ESPN anchor Elle Duncan and Tiffany Murphy, CEO of The Culture Equity, one of our minority vendor partners. We also celebrated women’s achievements during the month of March, including hosting a virtual panel discussion for Team Members with three of PENN’s female Board members. Finally, our properties across the country took part in Earth Day last week, volunteering hundreds of hours to help clean up our communities and learn more about the importance of sustainability in our operations,” concluded Mr. Snowden.

Summary of First Quarter Results

	For the three months ended March 31,
(in millions, except per share data, unaudited)	2024	2023
Revenues	$1,606.9	$1,673.3
Net income (loss)	$(114.9)	$514.4

Adjusted EBITDA (1)	$101.4	$332.2
Rent expense associated with triple net operating leases (2)	154.8	146.0
Adjusted EBITDAR (1)	$256.2	$478.2
Payments to our REIT Landlords under Triple Net Leases (3)	$235.8	$233.2

Diluted earnings (loss) per common share	$(0.76)	$3.05
(1)For more information, definitions, and reconciliations see the “Non-GAAP Financial Measures” section below.
(2)Consists of the operating lease components contained within our triple net master lease dated November 1, 2013 with Gaming and Leisure Properties, Inc. (Nasdaq: GLPI) (“GLPI”), that was amended and restated effective January 1, 2023 (referred to as the AR PENN Master Lease); our triple net master lease entered in conjunction with and coterminous to the AR PENN Master Lease (referred to as the 2023 Master Lease); as well as our individual triple net leases with VICI Properties Inc. (NYSE: VICI) (“VICI”) for the real estate assets used in the operations of Margaritaville Resort Casino (referred to as the Margaritaville Lease) and Hollywood Casino at Greektown (referred to as the Greektown Lease) and referred to collectively as our “triple net operating leases.”
(3)Consists of payments made to GLPI and VICI (referred to collectively as our “REIT Landlords”) under the AR PENN Master Lease, the 2023 Master Lease, the Pinnacle Master Lease, the Margaritaville Lease, the Greektown Lease, and the Morgantown Lease and collectively referred to as our “Triple Net Leases.”
Adjusted EPS
The following table reconciles diluted earnings (loss) per share (“EPS”) to Adjusted EPS (approximate EPS impact shown, per share; positive adjustments represent charges to income):

	For the three months ended March 31,
	2024	2023
Diluted earnings (loss) per share	$(0.76)	$3.05
Transaction related expenses	0.01	0.03
Legal matters inclusive of litigation settlements	(0.06)	0.03
Non-operating items:
Gain on Barstool Acquisition, net	—	(0.49)
Gain on REIT transactions, net	—	(2.97)
Loss related to debt and equity investments	0.01	0.02
Foreign currency transaction loss	—	0.01
Other income	—	(0.02)
Income tax impact on net income (loss) adjustments (1)	0.01	0.73
Adjusted EPS	$(0.79)	$0.39
(1)    The income tax impact includes current and deferred income tax expense based upon the nature of the adjustment and the jurisdiction in which it occurs.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Segment Information
The Company aggregates its operations into five reportable segments: Northeast, South, West, Midwest, and Interactive.

	For the three months ended March 31,
(in millions, unaudited)	2024	2023
Revenues:
Northeast segment (1)	$684.7	$700.5
South segment (2)	298.5	314.8
West segment (3)	128.8	129.7
Midwest segment (4)	291.2	295.3
Interactive (5)	207.7	233.5
Other (6)	6.0	5.8
Intersegment eliminations (7)	(10.0)	(6.3)
Total revenues	$1,606.9	$1,673.3

Adjusted EBITDAR:
Northeast segment (1)	$202.6	$212.9
South segment (2)	113.5	123.6
West segment (3)	45.9	49.1
Midwest segment (4)	117.0	125.6
Interactive (5)	(196.0)	(5.7)
Other (6)	(26.8)	(27.3)
Total Adjusted EBITDAR (8)	$256.2	$478.2
(1)The Northeast segment consists of the following properties: Ameristar East Chicago, Hollywood Casino at Greektown, Hollywood Casino Bangor, Hollywood Casino at Charles Town Races, Hollywood Casino Columbus, Hollywood Casino Lawrenceburg, Hollywood Casino Morgantown, Hollywood Casino at PENN National Race Course, Hollywood Casino Perryville, Hollywood Casino Toledo, Hollywood Casino York, Hollywood Gaming at Dayton Raceway, Hollywood Gaming at Mahoning Valley Race Course, Marquee by PENN, Hollywood Casino at The Meadows, and Plainridge Park Casino.
(2)The South segment consists of the following properties: 1st Jackpot Casino, Ameristar Vicksburg, Boomtown Biloxi, Boomtown Bossier City, Boomtown New Orleans, Hollywood Casino Gulf Coast, Hollywood Casino Tunica, L’Auberge Baton Rouge, L’Auberge Lake Charles, and Margaritaville Resort Casino.
(3)The West segment consists of the following properties: Ameristar Black Hawk, Cactus Petes and Horseshu, M Resort, and Zia Park Casino.
(4)The Midwest segment consists of the following properties: Ameristar Council Bluffs, Argosy Casino Alton, Argosy Casino Riverside, Hollywood Casino Aurora, Hollywood Casino Joliet, our 50% investment in Kansas Entertainment, LLC, which owns Hollywood Casino at Kansas Speedway, Hollywood Casino St. Louis, Prairie State Gaming, and River City Casino.
(5)The Interactive segment includes all of our online sports betting, online casino/iCasino and social gaming operations, management of retail sports betting, media, and the operating results of Barstool Sports, Inc. (“Barstool” or “Barstool Sports”). We owned 36% of Barstool common stock prior to the acquiring the remaining 64% of Barstool common stock on February 17, 2023. In connection with PENN’s decision to rebrand our online sports betting business from Barstool Sportsbook to ESPN BET, PENN entered into a stock purchase agreement, and on August 8, 2023 we sold 100% of the outstanding shares of Barstool. Interactive revenues are inclusive of a tax gross-up of $116.6 million and $92.3 million for the three months ended March 31, 2024 and 2023, respectively.
(6)The Other category, included in the tables to reconcile the segment information to the consolidated information, consists of the Company’s stand-alone racing operations, namely Sanford-Orlando Kennel Club, Sam Houston and Valley Race Park, the Company’s JV interests in Freehold Raceway and our management contract for Retama Park Racetrack. The Other category also includes corporate overhead costs, which consist of certain expenses, such as: payroll, professional fees, travel expenses, and other general and administrative expenses that do not directly relate to or have not otherwise been allocated. Corporate overhead costs were $24.9 million and $26.3 million for the three months ended March 31, 2024, and 2023, respectively.

(7)Primarily represents the elimination of intersegment revenues associated with our retail sportsbooks, which are operated by PENN Interactive.
(8)As noted within the “Non-GAAP Financial Measures” section below, Adjusted EBITDAR is presented on a consolidated basis outside the financial statements solely as a valuation metric or for reconciliation purposes.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Reconciliation of Comparable GAAP Financial Measure to Adjusted EBITDA,
Adjusted EBITDAR, and Adjusted EBITDAR Margin

	For the three months ended March 31,
(in millions, unaudited)	2024	2023
Net income (loss)	$(114.9)	$514.4
Income tax (benefit) expense	(12.6)	167.9
Interest expense, net	119.1	113.0
Interest income	(7.1)	(10.4)
Income from unconsolidated affiliates	(7.2)	(2.6)
Gain on Barstool Acquisition, net (1)	—	(83.4)
Gain on REIT transactions, net (2)	—	(500.8)
Other	1.3	1.0
Operating income (loss)	(21.4)	199.1
Stock-based compensation	11.9	16.5
Cash-settled stock-based awards variance (3)	(8.0)	(2.9)
Gain on disposal of assets	(0.2)	—
Contingent purchase price	—	0.3
Depreciation and amortization	108.7	107.5
Income from unconsolidated affiliates	7.2	2.6
Non-operating items of equity method investments (4)	1.1	4.5
Other expenses (5)	2.1	4.6
Adjusted EBITDA	101.4	332.2
Rent expense associated with triple net operating leases	154.8	146.0
Adjusted EBITDAR	$256.2	$478.2
Net income (loss) margin	(7.2)%	30.7%
Adjusted EBITDAR margin	15.9%	28.6%
(1)    Includes a gain of $66.5 million associated with Barstool related to remeasurement of the equity investment immediately prior to the acquisition date of February 17, 2023 and a gain of $16.9 million related to the acquisition of the remaining 64% of Barstool common stock.
(2)    Upon the execution of the February 21, 2023 AR PENN Master Lease and the 2023 Master Lease, both effective January 1, 2023, we recognized a gain of $500.8 million as a result of the reclassification and remeasurement of lease components.
(3)    Our cash-settled stock-based awards are adjusted to fair value each reporting period based primarily on the price of the Company’s common stock. As such, significant fluctuations in the price of the Company’s common stock during any reporting period could cause significant variances to budget on cash-settled stock-based awards.
(4)     Consists principally of interest expense, net, income taxes, depreciation and amortization, and stock-based compensation expense associated with Barstool prior to us acquiring the remaining 64% of Barstool common stock and our Kansas Entertainment, LLC joint venture.
(5)    Consists of non-recurring acquisition and transaction costs and finance transformation costs associated with the implementation of our new Enterprise Resource Management system.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	For the three months ended March 31,
(in millions, except per share data, unaudited)	2024	2023
Revenues
Gaming	$1,258.3	$1,324.6
Food, beverage, hotel, and other	348.6	348.7
Total revenues	1,606.9	1,673.3
Operating expenses
Gaming	879.5	729.5
Food, beverage, hotel, and other	251.2	244.3
General and administrative	388.9	392.9
Depreciation and amortization	108.7	107.5
Total operating expenses	1,628.3	1,474.2
Operating income (loss)	(21.4)	199.1
Other income (expenses)
Interest expense, net	(119.1)	(113.0)
Interest income	7.1	10.4
Income from unconsolidated affiliates	7.2	2.6
Gain on Barstool Acquisition, net	—	83.4
Gain on REIT transactions, net	—	500.8
Other	(1.3)	(1.0)
Total other income (expenses)	(106.1)	483.2
Income (loss) before income taxes	(127.5)	682.3
Income tax benefit (expense)	12.6	(167.9)
Net income (loss)	(114.9)	514.4
Less: Net loss attributable to non-controlling interest	0.2	0.1
Net income (loss) attributable to PENN Entertainment, Inc.	$(114.7)	$514.5

Earnings per share:
Basic earnings (loss) per share	$(0.76)	$3.35
Diluted earnings (loss) per share	$(0.76)	$3.05

Weighted-average common shares outstanding—basic	151.9	153.3
Weighted-average common shares outstanding—diluted	151.9	168.6

Selected Financial Information and GAAP to Non-GAAP Reconciliations

(in millions, unaudited)	March 31, 2024	December 31, 2023
Cash and cash equivalents	$903.6	$1,071.8

Total traditional debt	$2,633.6	$2,643.7
Less: Cash and cash equivalents	(903.6)	(1,071.8)
Traditional net debt (1)	$1,730.0	$1,571.9

Amended Revolving Credit Facility due 2027	$—	$—
Amended Term Loan A Facility due 2027	501.9	508.8
Amended Term Loan B Facility due 2029	982.5	985.0
5.625% Notes due 2027	400.0	400.0
4.125% Notes due 2029	400.0	400.0
2.75% Convertible Notes due 2026	330.5	330.5
Other long-term obligations (2)	18.7	19.4
Total traditional debt	2,633.6	2,643.7
Financing obligation (3)	164.7	154.1
Less: Debt discounts and debt issuance costs	(32.6)	(32.2)
	$2,765.7	$2,765.6

Total traditional debt	$2,633.6	$2,643.7
Less: Cash and cash equivalents	(903.6)	(1,071.8)
Plus: Cash rent payments to REIT landlords for the trailing twelve months (4)	7,523.2	7,502.4
	$9,253.2	$9,074.3

Adjusted EBITDAR for the trailing twelve months	$1,290.6	$1,512.6

Lease-adjusted net leverage ratio (1)	7.2x	6.0x
Traditional net leverage (1)	4.9x	2.7x
(1)See “Non-GAAP Financial Measures” section below for more information as well as the definitions of Traditional net debt, Lease-adjusted net leverage ratio, and Traditional net leverage.
(2)Other long-term obligations as of March 31, 2024 primarily includes $9.4 million related to relocation fees due for both Hollywood Gaming at Dayton Raceway and Hollywood Gaming at Mahoning Valley Race Course, and $9.3 million related to our repayment obligation on a hotel and event center located near Hollywood Casino Lawrenceburg.
(3)Represents cash proceeds received and non-cash interest on certain claims of which the principal repayment is contingent and classified as a financing obligation under Accounting Standards Codification Topic 470, “Debt.”
(4)Amount equals 8 times the total cash rent payments to REIT landlords for the trailing twelve months.
Cash Flow Data
The table below summarizes certain cash expenditures incurred by the Company.

	For the three months ended March 31,
(in millions, unaudited)	2024	2023
Cash payments to our REIT Landlords under Triple Net Leases	$235.8	$233.2
Cash payments related to income taxes, net	$0.6	$1.1
Cash paid for interest on traditional debt	$49.1	$46.4
Capital expenditures	$41.4	$63.2

Non-GAAP Financial Measures
The Non-GAAP Financial Measures used in this press release include Adjusted EBITDA, Adjusted EBITDAR, Adjusted EBITDAR margin, Adjusted EPS, Traditional net debt, Traditional net leverage ratio, and Lease-adjusted net leverage ratio. These non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.
We define Adjusted EBITDA as earnings before interest expense, net; interest income; income taxes; depreciation and amortization; stock-based compensation; debt extinguishment charges; impairment losses; insurance recoveries, net of deductible charges; changes in the estimated fair value of our contingent purchase price obligations; gain or loss on disposal of assets; the difference between budget and actual expense for cash-settled stock-based awards; pre-opening expenses; loss on disposal of a business; non-cash gains/losses associated with REIT transactions; non-cash gains/losses associated with partial and step acquisitions as measured in accordance with ASC 805 “Business Combinations;” and other. Adjusted EBITDA is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (such as interest expense, net; income taxes; depreciation and amortization; and stock-based compensation expense) added back for Barstool (prior to our acquisition of Barstool on February 17, 2023) and our Kansas Entertainment, LLC joint venture. Adjusted EBITDA is inclusive of rent expense associated with our triple net operating leases with our REIT landlords. Although Adjusted EBITDA includes rent expense associated with our triple net operating leases, we believe Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of our consolidated results of operations.
Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of our business, and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial non-operational depreciation charges and financing costs of such projects. We present Adjusted EBITDA because it is used by some investors and creditors as an indicator of the strength and performance of ongoing business operations, including our ability to service debt, and to fund capital expenditures, acquisitions, and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value companies within our industry. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their Adjusted EBITDA calculations certain corporate expenses that do not relate to the management of specific casino properties. However, Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. Adjusted EBITDA information is presented as a supplemental disclosure, as management believes that it is a commonly used measure of performance in the gaming industry and that it is considered by many to be a key indicator of the Company’s operating results.
We define Adjusted EBITDAR as Adjusted EBITDA (as defined above) plus rent expense associated with triple net operating leases (which is a normal, recurring cash operating expense necessary to operate our business). Adjusted EBITDAR is presented on a consolidated basis outside the financial statements solely as a valuation metric. Management believes that Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. This metric is included as a supplemental disclosure because (i) we believe Adjusted EBITDAR is traditionally used by gaming operator analysts and investors to determine the equity value of gaming operators and (ii) Adjusted EBITDAR is one of the metrics used by other financial analysts in valuing our business. We believe Adjusted EBITDAR is useful for equity valuation purposes because (i) its calculation isolates the effects of financing real estate; and (ii) using a multiple of Adjusted EBITDAR to calculate enterprise value allows for an adjustment to the balance sheet to recognize estimated liabilities arising from operating leases related to real estate. However, Adjusted EBITDAR when presented on a consolidated basis is not a financial measure in accordance with GAAP, and should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net income because it excludes the rent expense associated with our triple net operating leases and is provided for the limited purposes referenced herein. Adjusted EBITDAR margin is defined as Adjusted EBITDAR on a consolidated basis (as defined above) divided by revenues on a consolidated basis. Adjusted EBITDAR margin is presented on a consolidated basis outside the financial statements solely as a valuation metric.
Adjusted EPS is diluted earnings or loss per share adjusted to exclude gains/losses on the disposal of a business; non-cash gains/losses associated with REIT transactions; non-cash gains/losses associated with partial and step acquisitions as measured in accordance with ASC 805 Topic “Business Combinations;” impairment losses; pre-opening expenses; debt extinguishment charges; gains/losses on the disposal of assets; foreign currency gains/losses; transaction related expenses; business interruption insurance proceeds; net gains/losses related to equity investments; and other.
Adjusted EPS is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is useful in providing period-to-period comparisons of the results of the Company’s operations to assist investors in reviewing the Company’s operating performance over time. Management believes it is useful to exclude certain items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events. Further, management believes certain excluded items may not relate specifically to current operating trends or be indicative of future results. Adjusted EPS should not be construed as an alternative to GAAP earnings per share as an indicator of the Company’s performance.
We calculate Traditional net debt as Total traditional debt, which is the principal amount of debt outstanding (excludes the financing obligation associated with cash proceeds received and non-cash interest on certain claims of which the principal repayment is contingent) less Cash and cash equivalents. Management believes that Traditional net debt is an important measure to monitor leverage and evaluate the balance sheet. With respect to Traditional net debt, Cash and cash equivalents are subtracted from the GAAP measure because they could be used to reduce the Company’s debt obligations. A limitation associated with using Traditional net debt is that it subtracts Cash and cash equivalents and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet.
The Company’s Traditional net leverage ratio is defined as Traditional net debt (as defined above) divided by Adjusted EBITDAR (as defined above) for the trailing twelve months less cash rent payments to REIT landlords. Management believes this measure is useful as a supplemental measure and provides an indication of the results generated by the Company in relation to its level of indebtedness with the cash generated from Company operations.
The Company’s Lease-adjusted net leverage ratio’s numerator is calculated as cash rent payments to REIT landlords for the trailing twelve months capitalized at 8 times plus Traditional net debt (as defined above). The Company’s Lease-adjusted net leverage ratio’s denominator is Adjusted EBITDAR (as defined above) for the trailing twelve months. Management believes this measure is useful as a supplemental measure and provides an indication of the results generated by the Company in relation to its level of indebtedness (including leases) with the cash generated from Company operations.
Each of these non-GAAP financial measures is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. See the tables above, which present reconciliations of these measures to the GAAP equivalent financial measures.

Management Presentation, Conference Call, Webcast and Replay Details
PENN is hosting a conference call and simultaneous webcast at 9:00 a.m. E.T. today, both of which are open to the general public. During the call, management will review a presentation regarding the quarter and recent developments that can be accessed at http://investors.pennentertainment.com/events-and-presentations/presentations.
The conference call number is 203-518-9843; please call five minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the live call at www.pennentertainment.com; allow 15 minutes to register and download and install any necessary software. Questions and answers will be reserved for call-in analysts and investors. A replay of the call can be accessed for thirty days at http://www.pennentertainment.com/corp/investors.
This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, http://www.pennentertainment.com/corp/investors (select link for “Press Releases”).
About PENN Entertainment
PENN Entertainment, Inc., together with its subsidiaries (“PENN,” the “Company,” “we,” “our,” or “us”), is North America’s leading provider of integrated entertainment, sports content, and casino gaming experiences. PENN operates 43 properties in 20 states, online sports betting in 19 jurisdictions and iCasino in five jurisdictions, under a portfolio of well-recognized brands including Hollywood Casino®, L’Auberge®, ESPN BET™ and theScore BET Sportsbook and Casino®. In August 2023, PENN entered into a transformative, exclusive long-term strategic alliance with ESPN, Inc. and ESPN Enterprises, Inc. (together, “ESPN”) relating to online sports betting within the United States. PENN’s ability to leverage the leading sports media brands in the United States (ESPN) and Canada (theScore) is central to our highly differentiated strategy to expand our footprint and efficiently grow our customer ecosystem. The Company’s focus on organic cross-sell opportunities is reinforced by our market-leading retail casinos, sports media assets, and technology, including a proprietary state-of-the-art, fully integrated digital sports and iCasino betting platform and an in-house iCasino content studio. PENN’s portfolio is further bolstered by our industry-leading PENN Play™ customer loyalty program, which offers our over 30 million members a unique set of rewards and experiences across business channels.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward-looking statements include, but are not limited to, statements regarding: future revenue and Adjusted EBITDAR; the Company’s expectations of future results of operations and financial condition; the assumptions provided regarding the guidance, including the scale and timing of the Company’s product and technology investments; the Company’s expectations regarding results and customer growth, retention and spend; the impact of competition, in retail/mobile/online sportsbooks, iCasino, social gaming, and retail operations; the Company’s development and launch of its Interactive segment’s products in new jurisdictions and enhancements to existing Interactive segment products, including the content for the ESPN BET and theScore BET; the benefits of the Sportsbook Agreement between the Company and ESPN; the Company’s expectations regarding its Sportsbook Agreement with ESPN and the future success of ESPN BET; the Company’s expectations with respect to the integration and synergies related to the Company’s integration of theScore and the continued growth and monetization of the Company’s media business; the Company’s expectations that its portfolio of assets provides a benefit of geographically-diversified cash flows from operations; the Company’s plan to expand gaming operations through the implementation and execution of a disciplined capital expenditure program at our existing properties, the pursuit of strategic acquisitions and investments, and the development of new gaming properties, including the prospective development projects; improvements, expansions, or relocations of our existing properties; entrance into new jurisdictions; expansion of gaming in existing jurisdictions; strategic investments and acquisitions; cross-sell opportunities between our retail gaming, online sports betting, and iCasino businesses; our ability to obtain financing for our development projects on attractive terms; the timing, cost and expected impact of planned capital expenditures on the Company’s results of operations; and the actions of regulatory, legislative, executive, or judicial decisions at the federal, state, provincial, or local level with regard to our business and the impact of any such actions.
Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that forward looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include: the effects of economic and market conditions that could reduce discretionary spending; our ability to effectively compete in the global entertainment, sports content, and gaming industries; our ability to achieve the anticipated financial returns from the Sportsbook Agreement with ESPN, including due to fees, costs, taxes, or circumstances beyond the Company’s or ESPN’s control; our ability to successfully acquire and integrate new properties and operations; our ability to maintain our gaming licenses and concessions and comply with applicable gaming law; win rates; changes in laws, including increased tax rates, regulations, or accounting standards; third-party relations and approvals; risks associated with the collection and retention of data about our customers, employees, suppliers and business partners, and additional risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

CONTACT:
Mike Nieves
SVP, Finance & Treasurer
PENN Entertainment
610-373-2400
Joseph N. Jaffoni, Richard Land
JCIR
212-835-8500 or penn@jcir.com